Exhibit 10.1A

RESTRICTED STOCK AWARD AGREEMENT FOR

MHI HOSPITALITY CORPORATION

2004 LONG-TERM INCENTIVE PLAN

THIS RESTRICTED STOCK AWARD AGREEMENT (the “Agreement”) entered into as of the              day of             , [year], by and between MHI Hospitality Corporation, a Maryland corporation (the “Company”), and [name] (herein referred to as the “Participant”);

W I T N E S S E T H:

WHEREAS, the Participant is a non-employee member of the Company’s Board of Directors; and

WHEREAS, the Company has previously adopted the MHI Hospitality Long-Term Incentive Plan (the “Plan”); and

WHEREAS, the Company has awarded the Participant              shares of common stock under the Plan subject to the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual promises and covenants herein contained, the Participant and the Company agree as follows (all capitalized terms used herein, unless otherwise defined, have the meaning ascribed to such terms as set forth in the Plan):

1. The Plan. The Plan, a copy of which is attached hereto as Exhibit A, is hereby incorporated by reference herein and made a part hereof for all purposes, and, when taken together with this Agreement, shall govern the rights of the Participant and the Company with respect to the Award (as defined below).

2. Grant of Award. The Company hereby grants to the Participant an award (the “Award”) of              shares of Company common stock, par value $0.01 (the “Stock”), on the terms and conditions set forth herein and in the Plan.

3. Terms of Award.

(a) Escrow of Shares. A certificate representing the shares of Stock subject to the Award (the “Restricted Stock”) shall be issued in the name of the Participant and shall be escrowed with the Secretary of the Company (the “Escrow Agent”) subject to removal of the restrictions placed thereon or forfeiture pursuant to the terms of this Agreement.

(b) Vesting. The shares of Restricted Stock will vest on [date] based on the Participant’s continuous service on the Board of Directors with the Company. In the event the Participant resigns, or is otherwise removed as a member of the Company’s Board of Directors, then all remaining shares of Restricted Stock which have not yet been vested (including any Accrued Dividends as hereinafter defined) shall be absolutely forfeited and the Participant shall have no further interest therein of any kind whatsoever.

(c) Voting Rights and Dividends. The Participant shall have all of the voting rights attributable to the shares of Restricted Stock issued to him. Regular quarterly dividends declared and paid by the Company with respect to the shares of Restricted Stock shall be paid to the Participant. Any extraordinary dividends declared and paid by the Company with respect to shares of Restricted Stock (“Accrued Dividends”) shall not be paid to the Participant until such Restricted Stock becomes Vested Stock. Such Accrued Dividends shall be held by the Company as a general obligation and paid to the Participant at the time the underlying Restricted Stock becomes Vested Stock.

(d) Vested Stock—Removal of Restrictions. Upon Restricted Stock becoming Vested Stock, all restrictions, with the exception of the restrictions applicable to the Company’s common stock attendant to its status as a Real Estate Investment Trust, shall be removed from the certificates representing such Stock and the Secretary of the Company shall deliver to the Participant certificates representing such Vested Stock together with a check in the amount of all Accrued Dividends attributed to such Vested Stock without interest thereon.

4. Change of Control. In the event of a change of control of the Company, all Restricted Stock shall become Vested Stock and the Company shall deliver to the Participant certificates representing the Vested Stock free and clear of all restrictions, together with any Accrued Dividends attributable to such Vested Stock without interest thereon.

5. Legends. The shares of Stock which are the subject of the Award shall be subject to the following legend:

“THE SHARES OF STOCK EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO AND ARE TRANSFERABLE ONLY IN ACCORDANCE WITH THAT CERTAIN RESTRICTED STOCK AWARD AGREEMENT FOR THE MHI HOSPITALITY CORPORATION 2004 STOCK INCENTIVE PLAN DATED THE 16th DAY OF DECEMBER, 2004. ANY ATTEMPTED TRANSFER OF THE SHARES OF STOCK EVIDENCED BY THIS CERTIFICATE IN VIOLATION OF SUCH AGREEMENT SHALL BE NULL AND VOID AND WITHOUT EFFECT. A COPY OF THE AGREEMENT MAY BE OBTAINED FROM THE SECRETARY OF MHI HOSPITALITY CORPORATION.”

6. Stock Powers and the Beneficiary. The Participant hereby agrees to execute and deliver to the Secretary of the Company a stock power (endorsed in blank) covering his Award and authorizes the Secretary to deliver to the Company any and all shares of Restricted Stock that are forfeited under the provisions of this Agreement. The Participant further authorizes the Company to hold as a general obligation of the Company any Accrued Dividends and to pay such dividends to the Participant at the time the underlying Restricted Stock becomes Vested Stock. The Participant shall designate an eligible beneficiary under this Agreement.

7. Nontransferability of Award. The Participant shall not have the right to sell, assign, transfer, convey, dispose, pledge, hypothecate, burden, encumber or charge any shares of Restricted Stock or any interest therein in any manner whatsoever.

8. Notices. All notices or other communications relating to the Plan and this Agreement as it relates to the Participant shall be in writing, shall be deemed to have been made if personally delivered in return for a receipt, or if mailed, by regular U.S. mail, postage prepaid, by the Company to the Participant.

9. Binding Effect and Governing Law. This Agreement shall be (i) binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and assigns except as may be limited by the Plan and (ii) governed and construed under the laws of the State of Maryland.

10. Withholding. The Company and the Participant shall comply with all federal and state laws and regulations respecting the withholding, deposit and payment of any income, employment or other taxes relating to the Award (including Accrued Dividends).

11. Award Subject to Claims or Creditors. The Participant shall not have any interest in any particular assets of the Company, or any Subsidiary by reason of the right to earn an Award (including

Accrued Dividends) under the Plan and this Agreement, and the Participant or any other person shall have only the rights of a general unsecured creditor of the Company, or a Subsidiary with respect to any rights under the Plan or this Agreement.

12. Captions. The captions of specific provisions of this Agreement are for convenience and reference only, and in no way define, describe, extend or limit the scope of this Agreement or the intent of any provision hereof.

13. Counterparts. This Agreement may be executed in any number of identical counterparts, each of which shall be deemed an original for all purposes, but all of which taken together shall form but one agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

“COMPANY”

MHI HOSPITALITY CORPORATION

By:
Andrew M. Sims
President and Chief Executive Officer

“PARTICIPANT”

Participant’s Name